Exhibit 10.15

Business Agreement

Supplier: Fenyang Jinqiang Liquor Co. Ltd.(hereinafter referred to as Party A)

Purchaser: Fuqing Jing Hong Trading Co., Ltd. (hereinafter referred to as Party B)

General provisions

According to the relevant laws and regulations, in order to maintain the normal market order and ensure the economic benefits of both parties, after friendly negotiations between both parties, in accordance with the principle of mutual benefit, the following agreement was reached on the sale of Party A’s series of products.

Product, sales area

1, products

产品	规格 (ml)	单位	等级
39度特制北方烧	475	瓶	优
42度北方烧 (乳)	475	瓶	优
42度百年红	225	瓶	优
42度杏花源 (12瓶装)	225	瓶	优
42度杏花源 (6瓶装)	475	瓶	优
42度杏花源 (礼盒)	475	瓶	优
53度杏花源 (礼盒)	475	瓶	优
42度原浆20年	475	瓶	优
53度原浆20年	475	瓶	优
42度原酒 (V20)	475	瓶	优
45原酒 (V20)	475	瓶	优
45品鉴	800	瓶	优
52度品鉴	500	瓶	优
53度原生态酒 (2瓶装)	1500	瓶	优
53度珍藏原浆	1500	瓶	优
国花十年	475	瓶	优
国花五年	475	瓶	优

2, develop sales area/channel

Party A authorizes Party B to sell the entire territory within the whole country(administrative division).

III. Annual sales assignments

Party B ensures that the annual marketing target is 500,000 yuan.

IV. Qualifications of Party B

1, Party B must have good financial strength;

2, agree with the brand and value of Party A, with a sincere desire for cooperation;

3, have first-and second-line liquor brand sales, agency experience and have good sales performance and reputation;

Other channels, and control of channels

4, has its own management of hotels, Shangchao, zero batches, nightclubs, group buying and customization and other channels, and outstanding channel control capabilities;

5, identify and actively cooperate with the company’s effective operating policy, market strategy and operating mode;

6, has the independent legal person qualification, has the fixed business place, the storage place, the distribution vehicle and the sales team.

Rights and Obligations of Party A

(1) Party A guarantees that the products provided meet the quality and hygiene standards stipulated by the State;

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(2) Party A provides the legal operation procedures for Party A series of wine sold by Party B;

(3) Party A provides quality service to Party B in arranging product delivery and after-sales service;

(4) Party A is obliged to provide correct and scientific guidance to Party B’s business operations and inventory management. With the development of cooperation between the two parties and the development requirements of the market at different stages, Party A will give Party B technical guidance in establishing and improving the sales system, settlement system, logistics system, etc..

(5) Party A is obliged to maintain Party B’s sales channels and price stability;

(6) In order to ensure Party B’s market resources, Party A shall not sell or authorize others to sell products within Party B’s authorized area(except Party A products that Party B has not authorized to sell), However, Party A uses the e-commerce platform and its associated offline channels to sell its own products in the authorized area;

(7) Party A shall be obliged to assist Party B in formulating a sales promotion plan and assisting Party B in carrying out marketing promotion work;

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(8) If Party B needs to exchange the product due to market reasons, he must apply one month in advance. The exchange of the product does not affect the second sale, and the total amount of each exchange does not exceed 10,000 yuan. The freight cost shall be borne by Party B.

Rights and obligations of Party B

Rights of Party B

(1) to enjoy the right of sale of the specified products in the designated area as stipulated herein;

(2) enjoy the rights stipulated in all the incentive clauses of Party A’s marketing plan;

(3) Party B shall have the right to put forward opinions and suggestions on the internal quality and the quality of the overpack of the products in the operation of Party A.

Obligations of Party B

(1) Party A shall be provided with business licenses and other legal and valid business certificates, and shall strictly observe the relevant laws, regulations and industry norms of the State and conduct law-abiding operations;

(2) Party B shall sell the series of products planned by Party A in accordance with the areas and guiding prices specified in the contract, and shall not sell or sell at low prices across regions; The first warning is issued, and the dumped product is repurchased by Party B according to the market price; The second finds that Party A reserves the right to recover losses caused to Party A by Party B’s destruction of the market price, except for the deduction of Party B’s margin.

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(3) Party B shall sell Party A’s products at the request of Party A;

(4) to strictly observe Party A’s marketing plan on the maintenance of marketing order and related provisions;

(5) Party B has the obligation to cooperate fully with Party A in the activities of market management, market promotion and market development;

(6) Party B shall actively cooperate with Party A under the guidance of Party A, establish relevant distribution systems, strictly carry out goods distribution and network coverage services in accordance with Party A’s requirements, and provide sufficient storage space for product turnover. And is obliged to provide Party A with the original documents of the direction of the goods;

(7) consciously maintain the image and reputation of Party A and its products, handle the complaints and related service requests of the end users of the products in the agency area under the guidance of Party A, and do a good job of coordinating the supervision and inspection of the relevant departments;

(8) Party B shall provide Party A with relevant sales data and competitive products for Party A to analyze and formulate sales strategies;

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(9) Party B shall not sell products of counterfeit or counterfeit Party A’s products. If Party B discovers that the intellectual property rights attached to Party A’s sales commodities have been infringed by third parties, Party B shall be obliged to notify Party A;

(10) Party B shall not purchase Party A’s products through other channels and mix them into the products supplied by Party A directly. Otherwise, Party A has the right to terminate the cooperation.

(11) Before Party B prints all kinds of publicity materials for Party A, it must be submitted to Party A for examination and approval, and it must be issued only with the written permission of Party A;

(12) Party A shall not enter into an economic contract or engage in other civil acts with a third party in the name of Party A, nor shall Party A bear legal liability for any economic or civil dispute between Party B and any third party.

VII. Adjustment of product prices

In order to fully protect the interests of the distributor, Party A has the right to adjust the product price due to special circumstances such as changes in the market environment, changes in supply and demand, and government policies. Party A will strictly observe the following commitments when adjusting the product price system:

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Inform Party B of the price adjustment information seven working days before the formal adjustment of the product price system.

Party A shall not be responsible for the price difference compensation for all the products that Party B has purchased after the new price system has been adjusted.

VIII. Delivery and settlement methods

Party B must submit the required list of goods seven days in advance.

Party A shall settle the settlement by cash, cash and cash to delivery.

IX. Logistics

Party B shall inform Party A in writing seven days in advance of the products required by Party B, specifying the type, quantity and time of the goods to be shipped. Party A is responsible for delivering goods on time to the warehouse where Party B is located(in the urban area). The freight charges shall be borne by Party B.

If the goods supplied by Party A to Party B cause damage in transit, Party B shall accept and accept the goods on the spot upon receipt. The name and quantity of the damaged products shall be signed and approved by the shipping party and Party A shall be notified on the same day. The Party A and the shipping party shall clearly deal with the responsibility.

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Market management

Staffing: Party B shall maintain the necessary professional staff for the operation of the market in order to develop and manage the market effectively.

Party A’s staff is strictly forbidden to borrow money from Party B. If it appears, it will be a private act. Party A will not bear any responsibility or loss arising therefrom.

3. The cooperation policy provided by Party A is reflected in formal written documents. Party A does not recognize all oral commitments.

Liability for breach of contract

Party A and Party B shall strictly abide by the terms and conditions of this Agreement. Both parties shall not breach the contract.

Settlement of disputes

The disputes arising from this contract or the performance of this contract shall be settled amicably through negotiation. The two parties shall be nullified by negotiation and both parties agree to complete the litigation at the place where Party A operates.

Entry into force and continuation of the contract

This Contract shall be executed in triplicate by each Party A and B, and shall take effect on the day following the signature and seal of this Contract.

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This Contract shall be valid for a period of one year from November 18, 2017 to November 17, 2018.

XIV. Other additions

Party A(Stamp):	Party B(Stamp):

Address:	Address:

Legal person representative:	Legal person representative:

Entrusted Agent: Dengjianmin Entrusted Agent: Xuedefa

Signing date: November 18, 2017 Signing date: November 18, 2017

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